                          REAL PROPERTY SALE AGREEMENT

         THIS REAL PROPERTY SALE AGREEMENT ("Agreement"), dated as of September 30, 1997, by and among Service Experts, Inc., a Delaware corporation ("SEI"), Parrott Acquisition Sub, Inc., a Tennessee corporation and wholly-owned subsidiary of SEI ("Sub") and Howard L. Rude and Delvona R. Rude (collectively, the "Sellers").

                              W I T N E S S E T H :

         WHEREAS, the Sellers own certain real property utilized for the heating, ventilating and air conditioning ("HVAC") service and replacement business of Parrott Mechanical, Inc., an Idaho corporation (the "Company"); and

         WHEREAS, the Sellers wish to transfer to Sub, and Sub desires to acquire, the real property as more particularly described herein.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

         Section 1. Transfer of Property. In accordance with the terms and conditions set forth herein, the Sellers hereby transfer, convey, assign and deliver, and Sub hereby purchases, the real property, as more particularly described in Exhibit 1 attached hereto together with any and all buildings, structures and other improvements located thereon, together with all rights, hereditaments and appurtenances pertaining to the property including any right, title and interest of the Sellers in and to adjacent streets, alleys or rights-of-way, for the purchase price and upon and subject to the terms, provisions and conditions hereinafter set forth (the land, improvements and rights appurtenant thereto are collectively referred to herein as the "Real Property").

         Section 2.        Purchase Price.

                  (a) Purchase Price. The purchase price for the Real Property shall be $1,800,000 payable as provided in Section 2(b) below.

                  (b) Payment of Purchase Price. As of the Closing Date (as hereinafter defined) and subject to the provisions of this Section 2, in exchange for title to the Real Property, Sub and SEI shall pay the Purchase price by (i) deliver to the Sellers an aggregate of $704,151, consisting of certificates representing 26,080 shares of Common Stock, par value $.01 per share, of SEI (the "SEI Common Stock") and (ii) pay off all the liabilities listed on Schedule 2(b) attached hereto.

                  (c) Escrow Agreement. An aggregate of 10% of the Purchase Price shall be held in escrow pursuant to the terms and conditions of the escrow agreement attached hereto as Schedule 2(c) (the "Escrow Agreement").

         Section 3. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on September 30, 1997 (the "Closing Date") and at 6600 North Government Way, Coeur d'Alene, Idaho 83814.

         Section 4. Representations and Warranties of the Sellers. Each of the Sellers, jointly and severally, represents and warrants to Sub and SEI as follows as of the date hereof and also as of the Closing Date:

                  (a) Contracts Affecting Real Property. Except as disclosed on Schedule 4(a) hereto, there are no sales contracts or options, tenant leases, maintenance contracts, employment agreements or agreements of any other nature, whether oral or written, affecting the use or possession of the Real Property or any part thereof.

                  (b) Authorization and Validity. Each Seller is a natural person and has the full authority and legal capacity to execute and deliver this Agreement and all other documents to be executed and delivered by such Seller and to consummate the transactions contemplated hereby or thereby (the "Transaction Documents"). This Agreement, when executed, will constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Sellers have the full right, power and authority to sell and convey the Real Property to Buyer as provided herein and to carry out their obligations hereunder.

                  (c) Compliance with Laws, Regulations and Court Orders. The Sellers represent and warrant that neither the Real Property nor any adjoining property of Seller is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws of the State of Idaho or of the United States pertaining to health or the environment. There is not outstanding or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Sellers. The Sellers are in compliance with all applicable federal, state and local laws, regulations and administrative orders, and have received no notices of alleged violations thereof. No governmental authorities are currently conducting proceedings against the Sellers and no such investigation or proceeding is pending or being threatened. There are no condemnation proceedings which are currently threatened or pending. To the best of Sellers' knowledge, the Real Property complies with and does not violate any existing fire, health, building, life safety, handicapped persons, environmental, zoning, subdivision or other laws, ordinances, codes, orders, regulations or requirements affecting all or any portion of the Real Property.

                           (d)      Environmental Conditions.

                                    (i)      The Sellers are currently in
         compliance with all Environmental Laws (as defined below).

                                    (ii)     The Sellers have not stored any
         Hazardous Substances (as defined below) on any of the Real Property, except in compliance with applicable Environmental Laws.

                                    (iii)    The Sellers have not disposed of or
         released any Hazardous Substances on any of the Real Property.

                                    (iv)     The Sellers have not arranged for
         disposal or utilized any transporters or disposal facilities for the transport or disposal of Hazardous Substances except as indicated on
         Schedule 4(d)(iv).

                                    (v)      The Sellers have not received any
         communication (written or oral), whether from a governmental authority, citizen's group, employee or otherwise, that alleges that the Sellers are not in full compliance with Environmental Laws, and there are no circumstances that may prevent, interfere with, or make more expensive such full compliance in the future. There is no Environmental Claim (as defined below) pending or threatened against the Sellers.

                                    (vi)     There have been no actions,
         activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Substances that could form the basis of any Environmental Claim against the Sellers, and the Sellers know of any such actions, activities, circumstances, conditions, events or incidents.

                                    (vii)    The Real Property and, to the best
         knowledge of the Sellers, adjoining properties, have never been utilized for any industrial or commercial operation involving any Hazardous Substance.

                                    (viii)   Without in any way limiting the
         generality of the foregoing, (A) all underground storage tanks, and the capacity, uses, date of installation, and contents of such tanks, located on the Real Property, are identified on Schedule 4(d)(viii);
         (B) there are no, nor have there ever been, collection dumps, pits, and disposal facilities or surface impoundments located on the Real Property, except as identified on Schedule 4(d)(viii); (C) all underground storage tanks are in full compliance with the Environmental Laws; (D) there is no asbestos contained in or forming part of the Real Property; and (E) no polychlorinated biphenyls ("PCBs") have been used or stored on the Real Property.

                                    The following terms shall have the following
meanings:

                                    "Environmental Claim" means any claim,
         action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of Hazardous Substances at any location which is or has been owned, leased, operated or utilized by the Company or the Sellers or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                                    "Environmental Laws" means the federal,
         state, regional, county or local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

                                    "Hazardous Substances" means any toxic or
hazardous waste, pollutants or substances, including, without limitations, asbestos containing materials ("ACMs"), polychlorinated biphenyls ("PCBs"), petroleum products, byproducts, or other hydrocarbon substances, substances defined or listed as a "hazardous waste", "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any Environmental Law and medical or infectious waste.

                           (e)      Title. Except as disclosed on Schedule 4(e),
the Seller represents and warrants that the Sellers are the owners of good and marketable title to the Property, free and clear of all liens, encumbrances and restrictions of any kind.

                           (f)      Consents and Approvals. Except as set forth
on Schedule 4(f), no consents, approvals, authorizations or orders of third parties, including governmental authorities, are necessary for the authorization, execution and performance by each Seller of this Agreement and the Transaction Documents.

                           (g)      Disclosure.

                                    (i)      No representation or warranty made
         herein by any Seller, nor in any statement, certificate or instrument to be furnished to Sub by any Seller pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

                                    (ii)     There is no fact known to the
         Sellers that has specific application to the Real Property (other than general economic or industry conditions) and that materially adversely affects the Real Property.

                           (h)      Reliance on Representations. Each Seller
understands and intends that Sub, SEI and their management will rely upon the representations of each Seller made in this Agreement, and they are entitled to rely upon each and all of the same without further inquiry.

                           (i)      Investment Intent. Each Seller understands
that the SEI Common Stock will be transferred without registration under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, in reliance upon applicable exemptions from the registration provisions of the Act and state securities laws, and that such reliance is based in part on representations set forth below.

                                    (i)      Each Seller recognizes the
         speculative nature of an investment in the Company and that it involves a high degree of loss;

                                    (ii)     Each Seller can bear the economic
         risk of the investment in the SEI Common Stock;

                                    (iii)    Each Seller has such knowledge and
         experience in financial or business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or such Seller is relying on such Seller's own tax advisor and/or a purchaser representative ("Purchaser Representative") in making the investment decision to purchase the SEI Common Stock;

                                    (iv)     Each Seller has received and read
         and is familiar with the Confidential Private Placement Memorandum, dated September 26, 1997, including the documents and exhibits annexed thereto and any amendments thereof (the "Memorandum"), and confirms that all documents, records and books pertaining to such Seller's proposed investment in the Company has been made available to such Seller and (if applicable) my Purchaser Representative;

                                    (v)      Each Seller and (if applicable) his
         or her Purchaser Representative, have had, if requested, an opportunity to ask questions of and receive satisfactory answers from a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and all such questions have been answered to such Seller's full satisfaction;

                                    (vi)     Each Seller is acquiring the SEI
         Common Stock for such Seller's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act and applicable state securities laws;

                                    (vii)    Each Seller has received no
         representations or warranties from SEI or its affiliates, agents or representatives other than those contained herein or in the Memorandum and, in making his or her investment decision, such Seller is relying solely on the information contained herein or in the Memorandum and such Seller's own personal knowledge, and investigations made by such Seller or (if applicable) his or her Purchaser Representative; and

                                    (viii)   Each Seller understands that no
         securities commissioner of any state has made any finding or determination relating to the fairness for public investment in the SEI Common Stock and that no securities commissioner of any state has or will recommend or endorse an investment in the SEI Common Stock.

                                    (ix)     The SEI Common Stock was offered to
         each Seller by SEI through direct communication and not through any advertisement of any kind.

                           (j)      Litigation. There are no pending, nor to the
knowledge of the Sellers, any threatened actions, suits or proceedings against or affecting the Real Property or any portion thereof, or relating to or arising out of the ownership, leasing, operation, management, use or maintenance of the Real Property.

         Section 5. Representations and Warranties of Sub and SEI. Sub and SEI hereby, jointly and severally, represent and warrant to each Seller as follows as of the date hereof and as of the Closing Date:

                           (a)      Corporate Organization. Sub is a corporation
duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has all requisite corporate power and authority to execute and deliver this Agreement.

                           (b)      Authorization and Validity. The execution,
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. This Agreement, when executed, will constitute the legal, valid and binding obligation of Sub and SEI, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (c)      Absence of Conflicting Agreements or
Required Consents. The execution, delivery and performance by Sub and SEI of this Agreement (i) does not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of Sub's Charter or Bylaws; (iii) will not conflict with or result in a violation of any law, ordinance regulation, ruling, judgement, order or injunction of any court or governmental instrumentality to which Sub or SEI is a party or by which Sub or SEI or any of their properties are bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Sub or SEI is a party or by which any of their properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of Sub or SEI.

                           (d)      Statements True and Correct. No
representation or warranty made herein by Sub and SEI, nor in any statement, certificate or instrument to be furnished to the Sellers by Sub and SEI pursuant to any Transaction Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

         Section 6.        Additional Covenants and Agreements.

                           (a)      Best  Efforts.  Each Seller will use its
best efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each Seller will use its best efforts to secure all consents and approvals required to carry out the transactions contemplated by this Agreement and to satisfy all other conditions to the obligations of the parties hereunder.

                           (b)      Confidentiality and Public  Announcements.
Each Seller shall cause the Company to, and each Seller shall, keep confidential all information concerning this Agreement or provided to it by SEI and Sub. The Sellers shall cause the Company to, and each Seller shall, refrain from making, any public announcement with respect to this Agreement without the prior written consent of SEI.

                           (c)      Restrictions  on  Transfer.  Each Seller
acknowledges and agrees that the SEI Common Stock to be issued in the Transfer has not been registered under the Act. The SEI Common Stock to be issued in the Transfer may not be offered for sale, sold, transferred, pledged or otherwise disposed of without registration under the federal and state securities laws or an exemption therefrom. SEI will file with the Securities and Exchange Commission (the "Commission"), on or before November 15, 1997, a Registration Statement on Form S-3 (the "Registration Statement") registering the resale by the Sellers of the shares of SEI Common Stock issued in the transfer. SEI will promptly respond to any review comments by the Commission and will diligently pursue the registration of the SEI Common Stock. The Registration Statement shall be kept current by SEI until such time as each Seller has sold all the SEI Common Stock or until resales can be made under Rule 144. Certificates representing the SEI Common Stock will bear legends with respect to restrictions on subsequent transfers of the securities. Because the shares of SEI Common Stock will be subject to restrictions on transfers, such shares will not be transferable except in accordance with the Act. In addition, SEI will publish, within 30 days of receipt of the Company's financial results for the period commencing October 1, 1997 and ending October 30, 1997, combined results of the Company and SEI covering at least 30 days from the Closing Date.

                           (d)      Termination of Leases. As of the Closing
Date, the Sellers shall cause the Company to terminate the leases of the buildings and land in and upon which the Company operates as of the date hereof and neither the Company nor Sub shall have any obligation or liability, directly or indirectly, arising in connection with or on account of such termination.

                           (e)      Title Commitments. Sub and SEI have reviewed
a preliminary title commitment from Chicago Title Company (the "Title Company") for an Owner's Title Policy/ALTA Form 1987 (Revised 10-17-92) title insurance policy for the Real Property owned by the Sellers (the "Title Commitment"), along with copies of all recorded documents affecting or relating to the Real Property and have approved the form of Warranty Deed attached hereto as Exhibit 6(e).

         Sub shall have been issued a Title Commitment in the amount of $1,800,000 insuring as of the date and time of the recording of the Warranty Deed Sub's good, indefeasible and marketable title to the Owned Property which shall contain no liens or other title exceptions or encumbrances except for those liens or other title exceptions or encumbrances approved in writing by Sub. Such Title Commitment shall be acceptable to Sub and shall provide full coverage against mechanic's or materialman's liens arising out of any work, labor, materials or services furnished or claimed to have been furnished to the Owned Property or any portion thereof prior to the Closing Date, and shall contain such endorsements as specified herein or as may be reasonably required by Sub.

                           (f)      Sellers' Cooperation. The Sellers covenant
to cooperate fully with Sub at all times including, but not limited to, supplying such affidavits or other information or assurances that Sub's title insuror may require to delete any exceptions appearing upon any commitment for title insurance which Sub may obtain or otherwise.

                           (g)      Lock-up Agreements. Each Seller shall have
entered into an agreement with SEI restricting the resale of shares of SEI Common Stock substantially in the form attached hereto as Schedule 6(g).

                           (h)      Escrow Agreement. SEI and each of the
Sellers shall have entered into the Escrow Agreement.

         Section 7.        Post-Closing Obligations.

                           (a)      Warranty Deeds. At, or as soon as possible
following, Closing, the Sellers shall deliver to Sub a general warranty deed for each parcel of Real Property in form satisfactory to Sub for recording, duly executed and acknowledged so as to convey good and marketable fee simple title to the Real Property free of all encumbrances and subject only to buidling and use restrictions, and such exceptions as may be shown upon Sub's commitment for title insurance.

                           (b)      Owners' Affidavit. The Sellers shall also
deliver to Sub an affidavit of the Sellers in form satisfactory to Sub and the title insuror certifying that as of the date of closing, there are no rights which could give rise to laborers, mechanics, or materialmen's liens or other unrecorded liens against any portion of the Real Property. The Sellers also agree to execute such other instruments as Sub or Sub's title insuror may request to carry out insure clear and marketable title in fee simple to the Real Property.

                           (c)      Easements, Rights of Way. The Sellers' agree
to grant such easements, rights of way or privileges, across any of the Sellers' property adjacent to the Real Property to Sub if required by Sub for the provisions of ingress, egress and utilities to the Real Property.

                           (d)      Other Actions. The Sellers agree to take
such actions and to execute such documents as may be reasonably required to memorialize the transfer.

         Section 8. Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transfer, including its own legal, accounting and audit fees.

         Section 9.        Indemnification.

                           (a)      Indemnification of SEI and Sub. The Sellers,
jointly and severally, agree to indemnify and hold harmless SEI and Sub, each officer, director, employee or agent thereof, their respective controlling persons, and their respective estates, successors, and assigns (each an "Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) (the "Losses") reasonably incurred by such Indemnified Party as a result of:

                                    (i)      the untruth, inaccuracy or breach
         of any representation or warranty made by the Sellers pursuant to
         Section 4 of this Agreement or any other Transaction Document;

                                    (ii)     the nonfulfillment or breach of any
         covenant, agreement or obligation of the Sellers contained in this Agreement or any other Transaction Document;

                                    (iii)    any matter on any Schedule hereto
         or any other Transaction Document; and

                           (b)      Limitations on the Sellers' Indemnity. The
Sellers shall be obligated to indemnify and hold harmless SEI and Sub pursuant to Section 9(a) only to the extent that the aggregate of all indemnifiable Losses exceeds $7,042; provided however that each Seller's indemnity obligation shall not exceed such Seller's pro rata share of the Purchase Price.

                           (c)      Indemnification of the Sellers. SEI and Sub
shall indemnify and hold harmless the Sellers (each an "Indemnified Party") from and against any and all Losses reasonably incurred by such Indemnified Party as a result of:

                                    (i)      the untruth, inaccuracy or breach
         of any representation or warranty made by SEI in this Agreement or in any other Transaction Document; or

                                    (ii)     the nonfulfillment or breach of any
         covenant, agreement or obligation of SEI contained in this Agreement or in any other Transaction Document.

                           (d)      Notification. Whenever any claim shall arise
for indemnification hereunder, the Indemnified Party shall notify the indemnifying party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim, except that, in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such Indemnified Party shall give prompt notice to the indemnifying party of such claim or the commencement of legal proceedings in respect of which recovery may be sought against the indemnifying party pursuant to the provisions of this Section 9. The notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the indemnifying party unless suit shall have been instituted against the Indemnified Party and the indemnifying party shall have failed, within fifteen
(15) days after notice of institution of the suit, to take control of such suit as provided in Section 9(e) below.

                           (e)      Defense of Actions. In connection with any
claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of such claim or legal proceeding, to the extent that the indemnifying party admits in writing its liability to the Indemnified Party with respect to all material elements thereof. If the indemnifying party assumes the defense of any such claim or legal proceeding, the obligations of the indemnifying party hereunder as to such claim or legal proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and to holding the Indemnified Party harmless from and against any losses, damages, expenses, or liability caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or legal proceeding. Each Indemnified Party agrees that it will cooperate with the indemnifying party in the defense of any such action, the defense of which is assumed by the indemnifying party. Except with the consent of the Indemnified Party, the indemnifying party shall not consent to the entry of any judgment arising from any such claim or legal proceeding which, in each case, does not include as an unconditional term thereof the delivering by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect thereof, unless the indemnifying party has actually paid to the Indemnified Party the full amount of such judgment or settlement. If the indemnifying party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the Indemnified Party may deem appropriate. The indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

                           (f)      Payment. All indemnification hereunder shall
be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability or by set-off against (i) any amounts otherwise owed by SEI or Sub to the Sellers or by the Sellers to SEI or Sub, as the case may be, or (ii) the funds held pursuant to the Escrow Agreement.

         Section 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, mailed by first-class registered or certified mail, postage prepaid, return receipt requested or delivered by an overnight courier service, delivery charge prepaid:

                           (a)      If to the Sellers, to:

                                    Howard L. Rude
                                    Delvona R. Rude
                                    6600 North Government Way
                                    Coeur d'Alene, Idaho  83814

                                    with a copy to:

                                    Lukins & Annis, P.S.
                                    1600 Washington Trust Financial Center
                                    717 West Sprague Avenue
                                    Spokane, Washington  99204-0466
                                    Attention:  James Black, Esq.

         or at such other address as may be furnished to SEI by the Sellers in writing.

                           (b)      If to Sub, to:

                                    Service Experts, Inc.
                                    111 Westwood Place
                                    Suite 420
                                    Brentwood, Tennessee  37027
                                    Attention:  Alan R. Sielbeck

                                    with a copy to:

                                    Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219
                                    Attention: J. Chase Cole, Esq.

         or at such other address as may have been furnished to the Sellers by Sub in writing.

         Section 11.       Miscellaneous.

                           (a)      Entire Agreement. This Agreement and the
Schedules, certificates and other documents delivered pursuant hereto contain and constitute the entire agreement and understanding between the Sellers and Sub and supersede and cancel all prior agreements and understandings relating to the subject matter hereof, whether written or oral, which shall remain in effect. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except in writing signed by the parties hereto.

                           (b)      Severability. Should any one or more of the
provisions of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                           (c)      Governing Law. This Agreement shall be
construed and enforced in accordance with the laws of the State of Tennessee without regard to its principles of conflicts of laws.

                           (d)      Further Assurances. Each party covenants
that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

                           (e)      Waiver. Any failure on the part of any party
to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

                           (f)      Assignment. Sub may assign its rights under
this Agreement to any affiliated entity, but otherwise this Agreement shall not be assignable by any of the parties hereto, by operation of law or otherwise, without the written consent of all other parties.

                           (g)      Binding Effect. All of the terms of this
Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the respective personal representatives, successors and assigns of the parties hereto. This Agreement shall survive the Closing and not be merged therein.

                           (h)      Headings. The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (i)      Counterparts. This Agreement may be executed
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (j)      Survival. Except as otherwise set forth
herein, all of the representations, warranties and covenants of the parties contained in this Agreement or in any other Transaction Document shall survive the Closing for a period of three (3) years and shall not be extinguished thereby notwithstanding any investigation or other examination by any party.

                           (k)      Construction of Terms. The language used in
the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the masculine gender is used herein, it shall be deemed to include the feminine and the neuter.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and date first above written.


                                              SERVICE EXPERTS, INC.


                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------



                                              PARROTT ACQUISITION SUB, INC.


                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------



                                              SELLERS


                                              --------------------------------
                                              HOWARD L. RUDE


                                              --------------------------------
                                              DELVONA R. RUDE

                 LIST OF SCHEDULES TO BE PROVIDED BY THE SELLERS

Exhibit 1                          Real Property

Schedule 2(b)                      Assumed Liabilities

Schedule 4(a)                      Contracts Affecting Real Property

Schedule 4(d)(iv)                  Environmental Disposal

Schedule 4(d)(viii)                Underground Storage Tanks

Schedule 4(e)                      Title

Schedule 4(f)                      Consents and Approvals

Exhibit 6(e)                       Form of Warranty Deed

                     LIST OF SCHEDULES TO BE PROVIDED BY SEI


Schedule 2(c)                      Form of Escrow Agreement

Schedule 6(g)                      Form of Lock-up Agreement